THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT (i) TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE LAW IS AVAILABLE.


                   FIRST AMENDMENT TO WARRANT AGREEMENT
                      FINANCIAL FEDERAL CORPORATION

Date: December 13, 2000                                               No.

      This Amendment is entered into as of December 13, 2000 by and between Financial Federal Corporation, a Nevada corporation (the "Company"), pursuant to a resolution of its Board of Directors adopted on December 12, 2000, and
[holder's name] the registered holder of Warrant Agreement Number [   ] (the
"Holder").

      WHEREAS, the Company and the Holder have entered into a certain Warrant
Agreement Number [   ] (the "Warrant") dated August 15, 1991 to purchase [
] shares of the Company's common stock, $0.50 par value (the "Common Stock");
and

      WHEREAS, each of the Company and the Holder desire to amend the Warrant Agreement to add a cashless exercise provision;

      NOW THEREFORE, in consideration of the foregoing premises and the mutual convenants hereinafter set forth for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows;

      All terms undefined herein shall have the meanings assigned to them in the Warrant Agreement.

       (a) Section 4 of the Warrant Agreement shall be renumbered Section 4.1.

       (b) A new Section 4.2 shall be added to the Warrant Agreement following
Section 4.1, and shall read as follows:

 4.2. Payment of Exercise Price. Upon exercise of this Warrant, in full or in part, payment of the aggregate Exercise Price shall be made by the Holder of this Warrant in one (or a combination) of the following forms:

           (a)  delivery of cash, cashier's check or money order; or

           (b) surrender of shares of Common Stock that have been issued and outstanding for more than six months. The value per share of any such surrendered shares shall be the Market Price (as defined below) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 10 of the Warrant Agreement and such aggregate Market Price shall be applied against the aggregate Exercise Price.

"Market Price" shall be deemed to be the last reported sales price per share, or in case, no reported sale takes place on such day, the average of the last reported sale prices per share for the last three (3) trading days, in either case as officially reported by the New York Stock Exchange, or if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, the principal securities exchange on which the Common Stock is listed or admitted to trading. If the Market Price cannot be determined pursuant to the preceding sentence, the Market Price shall be determined in good faith (using customary valuation methods) by resolution of the Board of Directors of the Company, based on the best information available to it.

          (c) The Form of Election to Purchase of the Warrant is amended by deleting the first paragraph in its entirety and inserting in lieu thereof the following:

The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate, to purchase [    ] shares of Common Stock, and,
herewith tenders in payment for such shares of Common Stock [   ] shares of
Common Stock that have been issued and outstanding for more than six months. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of [holder's name] whose address is [holder's address] and that such certificate be delivered [holder's name] whose address is [holder's address].

          (d) Section 10(b) of the Warrant Agreement is amended by deleting such paragraph in its entirety and inserting in lieu thereof the following:

          (b) If to the Company, at 733 Third Avenue, New York, New York 10017, Attention: Troy Geisser, Secretary, with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Lawrence B. Fisher, Esq. or to such other address as the Company may designate by notice to the Holder(s).

      Except as expressly amended hereby, all terms and provisions of the Warrant Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Amendment may be executed in any number of counterparts each of which shall be an original, and all of which taken together shall be deemed one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WARRANTHOLDER(S)                            FINANCIAL FEDERAL CORPORATION



By:                                         By:
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      Name:                                       Name:
      Title:                                      Title:



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